RenaissanceRe Reports Third Quarter 2019 Net Income Available to Common Shareholders of $36.7 Million, or $0.83 Per Diluted Common Share; Operating Income Available to Common Shareholders of $13.0 Million, or $0.29 Per Diluted Common Share
Pembroke, Bermuda, October 29, 2019 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $36.7 million, or $0.83 per diluted common share, in the third quarter of 2019, compared to $32.7 million, or $0.82 per diluted common share, in the third quarter of 2018. Operating income available to RenaissanceRe common shareholders was $13.0 million, or $0.29 per diluted common share, in the third quarter of 2019, compared to $17.8 million, or $0.45 per diluted common share, in the third quarter of 2018. The Company reported an annualized return on average common equity of 2.8% and an annualized operating return on average common equity of 1.0% in the third quarter of 2019, compared to 3.1% and 1.7%, respectively, in the third quarter of 2018. Book value per common share increased $0.90, or 0.8%, to $120.07 in the third quarter of 2019, compared to a 0.6% increase in the third quarter of 2018. Tangible book value per common share plus accumulated dividends increased $1.29, or 1.1%, to $133.86 in the third quarter of 2019, compared to a 1.1% increase in the third quarter of 2018.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “In an active period for the industry, we assisted our customers in managing the quarter’s catastrophic events while rapidly paying their claims. I am proud of our team’s hard work during the quarter and pleased to report positive net and operating income and growth in tangible book value per share plus accumulated dividends. Our value proposition lies in quantifying risk and absorbing large losses as they occur, contributing to the resilience of communities and building stronger relationships with our partners. As we look forward to 2020, these strong relationships combined with our differentiated strategy will provide us with many opportunities to continue delivering long-term value.”
Third Quarter of 2019 Summary

•
Net negative impact on net income available to RenaissanceRe common shareholders of $154.9 million from Hurricane Dorian and Typhoon Faxai (collectively, the “Q3 2019 Catastrophe Events”) in the third quarter of 2019.

•
Gross premiums written increase of $235.4 million, or 37.6%, to $861.1 million, in the third quarter of 2019 compared to the third quarter of 2018, driven by an increase of $222.4 million in the Casualty and Specialty segment and an increase of $13.0 million in the Property segment.

•
Underwriting loss of $3.4 million and a combined ratio of 100.4% in the third quarter of 2019, compared to an underwriting loss of $29.0 million and a combined ratio of 105.5% in the third quarter of 2018. The Property segment incurred an underwriting loss of $7.7 million and had a combined ratio of 101.7% in the third quarter of 2019. The Casualty and Specialty segment generated underwriting income of $4.5 million and had a combined ratio of 99.0% the third quarter of 2019. The Company’s underwriting results in the third quarter of 2019 were principally impacted by the Q3 2019 Catastrophe Events, which resulted in an underwriting loss of $181.9 million and added 20.6 percentage points to the combined ratio. The third quarter of 2018 included the impacts of Typhoons Jebi, Mangkhut and Trami, Hurricane Florence and the wildfires in California during the third quarter of 2018 (collectively, the “Q3 2018 Catastrophe Events”), which resulted in an underwriting loss of $178.0 million and added 34.4 percentage points to the combined ratio.

•	Total investment result was a gain of $145.8 million in the third quarter of 2019, generating an annualized total investment return of 3.6%.
Net Negative Impact
Net negative impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, lost profit commissions and redeemable noncontrolling interest. The Company’s estimates of net negative impact are based on a review of its potential exposures, preliminary discussions with certain counterparties and catastrophe modeling techniques. The Company’s actual net negative impact, both individually and in the aggregate, may vary from these estimates, perhaps materially. Changes in these estimates will be recorded in the period in which they occur.

Meaningful uncertainty regarding the estimates and the nature and extent of the losses from these events remains, driven by the magnitude and recent occurrence of each event, the geographic areas in which the events occurred, relatively limited claims data received to date, the contingent nature of business interruption and other exposures, potential uncertainties relating to reinsurance recoveries and other factors inherent in loss estimation, among other things.
The financial data below provides additional information detailing the net negative impact on the Company’s consolidated financial statements in the third quarter of 2019 resulting from the Q3 2019 Catastrophe Events.

Three months ended September 30, 2019	Hurricane Dorian	Typhoon Faxai	Total Q3 2019 Catastrophe Events
(in thousands, except percentages)
Net claims and claims expenses incurred	$(60,784)	$(148,127)	$(208,911)
Assumed reinstatement premiums earned	5,106	18,332	23,438
Ceded reinstatement premiums earned	(364)	(118)	(482)
Lost profit commissions	92	3,943	4,035
Net negative impact on underwriting result	(55,950)	(125,970)	(181,920)
Redeemable noncontrolling interest - DaVinciRe	3,659	23,335	26,994
Net negative impact on net income available to RenaissanceRe common shareholders	$(52,291)	$(102,635)	$(154,926)
Percentage point impact on consolidated combined ratio	6.2	14.2	20.6

Net negative impact on Property segment underwriting result	$(53,378)	$(125,540)	$(178,918)
Net negative impact on Casualty and Specialty segment underwriting result	(2,572)	(430)	(3,002)
Net negative impact on underwriting result	$(55,950)	$(125,970)	$(181,920)

Acquisition of Tokio Millennium Re
As previously announced, on March 22, 2019, the Company completed its acquisition of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) and their subsidiaries (collectively, the “TMR Group Entities”). The Company accounted for the acquisition of the TMR Group Entities under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic Business Combinations. The operating activities of the TMR Group Entities are included in the Company’s consolidated statements of operations from March 22, 2019, and comparisons of the Company’s results of operations for the third quarter of 2019 to the third quarter of 2018 should be viewed in that context. In addition, the results of operations for the third quarter of 2019 may not be reflective of the ultimate ongoing business of the combined entities.
Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $314.4 million in the third quarter of 2019, an increase of $13.0 million, or 4.3%, compared to $301.4 million in the third quarter of 2018.
Gross premiums written in the catastrophe class of business were $102.8 million in the third quarter of 2019, a decrease of $109.6 million, or 51.6%, compared to the third quarter of 2018. In the third quarter of 2018, gross premiums written in the catastrophe class of business included $102.3 million associated with certain large transactions that subsequently renewed and were reflected in gross premiums written in the first quarter of 2019. Gross premiums written in the third quarter of 2019 included $23.1 million of reinstatement premiums associated with the Q3 2019 Catastrophe Events, as compared to $16.8 million of reinstatement premiums written in the third quarter of 2018 associated with the Q3 2018 Catastrophe Events. In addition, gross premiums written in the third quarter of 2019 included $26.4 million of negative premium adjustments related to the business of the third-party capital vehicles that the Company manages in connection with the acquisition of the TMR Group Entities. These negative premium adjustments were fully ceded and are reflected in ceded premiums written, resulting in no impact to the Company’s results of operations.
Gross premiums written in the other property class of business were $211.6 million in the third quarter of 2019, an increase of $122.5 million, or 137.6%, compared to the third quarter of 2018. The increase in gross premiums written in the other property class of business was primarily driven by growth from existing relationships and new opportunities across a number of the Company’s underwriting platforms, as well as business acquired in connection with the acquisition of the TMR Group Entities.
Ceded premiums written in the Property segment were $11.4 million in the third quarter of 2019, a decrease of $57.4 million, or 83.4%, compared to the third quarter of 2018. The decrease in ceded premiums written in the third quarter of 2019 was principally due to the portion of gross premiums written in the catastrophe class of business in the third quarter of 2018 that related to the large transactions discussed above being ceded to third-party investors in the Company’s managed vehicles. In addition, ceded premiums written in the third quarter of 2019 were impacted by $26.4 million of negative premium adjustments related to the business of the third-party capital vehicles that the Company manages in connection with the acquisition of the TMR Group Entities, as discussed above.
The Property segment incurred an underwriting loss of $7.7 million and had a combined ratio of 101.7% in the third quarter of 2019, compared to an underwriting loss of $43.9 million and a combined ratio of 115.0% in the third quarter of 2018. The Property segment underwriting result and combined ratio in the third quarter of 2019 were principally impacted by the Q3 2019 Catastrophe Events, which resulted in a net negative impact on the Property segment underwriting result of $178.9 million and added 42.3 percentage points to the Property segment combined ratio. In comparison, the third quarter of 2018 was impacted by the Q3 2018 Catastrophe Events, which resulted in a net negative impact on the Property segment underwriting result of $177.0 million and added 63.2 percentage points to the Property segment combined ratio, partially offset by $52.9 million of underwriting income associated with the large reinsurance transactions noted above.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $546.7 million in the third quarter of 2019, an increase of $222.4 million, or 68.6%, compared to the third quarter of 2018. The increase was due to business acquired in connection with the acquisition of the TMR Group Entities, as well as growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment.
The Casualty and Specialty segment generated underwriting income of $4.5 million and had a combined ratio of 99.0% in the third quarter of 2019, compared to $14.9 million and 93.8%, respectively, in the third quarter of 2018. The unfavorable movement in the Casualty and Specialty segment combined ratio was driven by an increase of 7.8 percentage points in the net claims and claim expense ratio, principally the result of higher current accident year losses in the third quarter of 2019 compared to the third quarter of 2018. Partially offsetting the increase in the net claims and claim expense ratio was a 2.6 percentage point decrease in the underwriting expense ratio, primarily the result of a decrease in the operating expense ratio due to improved operating leverage from the business acquired in connection with the acquisition of the TMR Group Entities.
Other Items

•
The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $145.8 million in the third quarter of 2019, compared to a gain of $94.3 million in the third quarter of 2018, an increase of $51.5 million. The increase in the total investment result was principally due to higher returns on the Company’s portfolios of fixed maturity and short term investments, catastrophe bonds and investments-related derivatives, partially offset by net realized and unrealized losses on the Company’s portfolio of equity investments. Also driving the investment result for the third quarter of 2019 were higher average invested assets primarily resulting from the acquisition of the TMR Group Entities, combined with capital raised during the second quarter of 2019 in certain of the Company’s consolidated third-party capital vehicles, including DaVinciRe Holdings Ltd. (“DaVinciRe”), Upsilon RFO Re Ltd. (“Upsilon RFO”), Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd. (“Medici”), and the subsequent investment of those funds as part of the Company’s consolidated investment portfolio.

•
Net income attributable to redeemable noncontrolling interests in the third quarter of 2019 was $62.1 million compared to $6.4 million in the third quarter of 2018. The increase was primarily driven by higher net income from DaVinciRe and an increase in net investment income from Medici, combined with the results of operations of Vermeer being included in net income attributable to redeemable noncontrolling interests in the third quarter of 2019.

•
In the third quarter of 2019, total fee income increased by $9.1 million, to $32.0 million, compared to $22.9 million in the third quarter of 2018, primarily driven by improved underlying performance, combined with an increase in the dollar value of capital being managed.

•
The Company currently estimates, on a preliminary basis, that losses from Typhoon Hagibis will have an estimated net negative impact on net income (loss) available (attributable) to RenaissanceRe common shareholders of approximately $175 million on its fourth quarter 2019 results of operations.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, October 30, 2019 at 10:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the frequency and severity of catastrophic and other events that the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the Company’s ability to maintain its financial strength ratings; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain; the effect of emerging claims and coverage issues; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in the Company’s joint ventures or other entities the Company manages; soft reinsurance underwriting market conditions; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; a contention by the Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the success of any of the Company’s strategic investments or acquisitions, including the Company’s ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain key senior officers and to attract or retain the executives and employees necessary to manage its business; the performance of the Company’s investment portfolio; losses that the Company could face from terrorism, political unrest or war; the effect of cybersecurity risks, including technology breaches or failure on the Company’s business; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine the impairments taken on investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers or other transactions; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; the effect of the vote by the U.K. to leave the EU; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; risks that the ongoing integration of the TMR Group Entities disrupts or distracts from current plans and operations; the Company’s ability to recognize the benefits of the acquisition of the TMR Group Entities; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Marketing & Communications
RenaissanceRe Holdings Ltd.	RenaissanceRe Holdings Ltd.
(441) 239-4830	(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenues
Gross premiums written	$861,068	$625,677	$3,902,271	$2,762,672
Net premiums written	$704,130	$453,255	$2,656,126	$1,720,808
Decrease (increase) in unearned premiums	202,618	78,594	(287,848)	(319,292)
Net premiums earned	906,748	531,849	2,368,278	1,401,516
Net investment income	113,844	80,696	311,138	208,528
Net foreign exchange losses	(8,275)	(4,566)	(1,812)	(11,496)
Equity in earnings of other ventures	5,877	7,648	17,350	14,331
Other (loss) income	1,016	497	5,109	480
Net realized and unrealized gains (losses) on investments	31,938	13,630	396,586	(86,415)
Total revenues	1,051,148	629,754	3,096,649	1,526,944
Expenses
Net claims and claim expenses incurred	654,520	410,510	1,334,928	642,380
Acquisition expenses	202,181	109,761	553,614	312,524
Operational expenses	53,415	40,593	158,162	119,408
Corporate expenses	13,844	6,841	76,480	21,875
Interest expense	15,580	11,769	42,868	35,304
Total expenses	939,540	579,474	2,166,052	1,131,491
Income before taxes	111,608	50,280	930,597	395,453
Income tax expense	(3,664)	(1,451)	(20,670)	(2,550)
Net income	107,944	48,829	909,927	392,903
Net income attributable to noncontrolling interests	(62,057)	(6,440)	(204,091)	(90,822)
Net income attributable to RenaissanceRe	45,887	42,389	705,836	302,081
Dividends on preference shares	(9,189)	(9,708)	(27,567)	(20,899)
Net income available to RenaissanceRe common shareholders	$36,698	$32,681	$678,269	$281,182

Net income available to RenaissanceRe common shareholders per common share - basic	$0.83	$0.82	$15.58	$7.02
Net income available to RenaissanceRe common shareholders per common share - diluted	$0.83	$0.82	$15.57	$7.02
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$0.29	$0.45	$8.64	$8.62

Average shares outstanding - basic	43,462	39,624	43,003	39,606
Average shares outstanding - diluted	43,537	39,637	43,049	39,627

Net claims and claim expense ratio	72.2%	77.2%	56.4%	45.8%
Underwriting expense ratio	28.2%	28.3%	30.0%	30.9%
Combined ratio	100.4%	105.5%	86.4%	76.7%

Return on average common equity - annualized	2.8%	3.1%	18.2%	9.1%
Operating return on average common equity - annualized (1)	1.0%	1.7%	10.2%	11.1%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2019	December 31, 2018
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$11,386,228	$8,088,870
Short term investments, at fair value	4,116,156	2,586,520
Equity investments trading, at fair value	379,422	310,252
Other investments, at fair value	962,109	784,933
Investments in other ventures, under equity method	103,978	115,172
Total investments	16,947,893	11,885,747
Cash and cash equivalents	871,251	1,107,922
Premiums receivable	2,799,954	1,537,188
Prepaid reinsurance premiums	972,047	616,185
Reinsurance recoverable	2,438,299	2,372,221
Accrued investment income	73,509	51,311
Deferred acquisition costs and value of business acquired	708,258	476,661
Receivable for investments sold	225,147	256,416
Other assets	344,593	135,127
Goodwill and other intangibles	263,259	237,418
Total assets	$25,644,210	$18,676,196
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$8,602,437	$6,076,271
Unearned premiums	2,967,535	1,716,021
Debt	1,383,498	991,127
Reinsurance balances payable	2,910,601	1,902,056
Payable for investments purchased	654,685	380,332
Other liabilities	395,186	513,609
Total liabilities	16,913,942	11,579,416
Redeemable noncontrolling interest	2,779,033	2,051,700
Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	44,152	42,207
Additional paid-in capital	560,166	296,099
Accumulated other comprehensive income (loss)	4,988	(1,433)
Retained earnings	4,691,929	4,058,207
Total shareholders’ equity attributable to RenaissanceRe	5,951,235	5,045,080
Total liabilities, noncontrolling interests and shareholders’ equity	$25,644,210	$18,676,196

Book value per common share	$120.07	$104.13

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended September 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$314,400	$546,668	$—	$861,068
Net premiums written	$302,982	$401,148	$—	$704,130
Net premiums earned	$444,332	$462,416	$—	$906,748
Net claims and claim expenses incurred	338,260	316,099	161	654,520
Acquisition expenses	79,521	122,654	6	202,181
Operational expenses	34,238	19,198	(21)	53,415
Underwriting (loss) income	$(7,687)	$4,465	$(146)	(3,368)
Net investment income			113,844	113,844
Net foreign exchange losses			(8,275)	(8,275)
Equity in earnings of other ventures			5,877	5,877
Other loss			1,016	1,016
Net realized and unrealized gains on investments			31,938	31,938
Corporate expenses			(13,844)	(13,844)
Interest expense			(15,580)	(15,580)
Income before taxes and redeemable noncontrolling interests				111,608
Income tax expense			(3,664)	(3,664)
Net income attributable to redeemable noncontrolling interests			(62,057)	(62,057)
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$36,698

Net claims and claim expenses incurred – current accident year	$345,880	$319,087	$—	$664,967
Net claims and claim expenses incurred – prior accident years	(7,620)	(2,988)	161	(10,447)
Net claims and claim expenses incurred – total	$338,260	$316,099	$161	$654,520

Net claims and claim expense ratio – current accident year	77.8%	69.0%		73.3%
Net claims and claim expense ratio – prior accident years	(1.7)%	(0.6)%		(1.1)%
Net claims and claim expense ratio – calendar year	76.1%	68.4%		72.2%
Underwriting expense ratio	25.6%	30.6%		28.2%
Combined ratio	101.7%	99.0%		100.4%

	Three months ended September 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$301,413	$324,264	$—	$625,677
Net premiums written	$232,632	$220,623	$—	$453,255
Net premiums earned	$293,059	$238,791	$(1)	$531,849
Net claims and claim expenses incurred	265,857	144,671	(18)	410,510
Acquisition expenses	45,524	64,238	(1)	109,761
Operational expenses	25,577	14,976	40	40,593
Underwriting (loss) income	$(43,899)	$14,906	$(22)	(29,015)
Net investment income			80,696	80,696
Net foreign exchange losses			(4,566)	(4,566)
Equity in earnings of other ventures			7,648	7,648
Other income			497	497
Net realized and unrealized gains on investments			13,630	13,630
Corporate expenses			(6,841)	(6,841)
Interest expense			(11,769)	(11,769)
Income before taxes and redeemable noncontrolling interests				50,280
Income tax expense			(1,451)	(1,451)
Net income attributable to redeemable noncontrolling interests			(6,440)	(6,440)
Dividends on preference shares			(9,708)	(9,708)
Net income available to RenaissanceRe common shareholders				$32,681

Net claims and claim expenses incurred – current accident year	$268,022	$151,904	$—	$419,926
Net claims and claim expenses incurred – prior accident years	(2,165)	(7,233)	(18)	(9,416)
Net claims and claim expenses incurred – total	$265,857	$144,671	$(18)	$410,510

Net claims and claim expense ratio – current accident year	91.5%	63.6%		79.0%
Net claims and claim expense ratio – prior accident years	(0.8)%	(3.0)%		(1.8)%
Net claims and claim expense ratio – calendar year	90.7%	60.6%		77.2%
Underwriting expense ratio	24.3%	33.2%		28.3%
Combined ratio	115.0%	93.8%		105.5%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Nine months ended September 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,185,984	$1,716,287	$—	$3,902,271
Net premiums written	$1,411,327	$1,244,799	$—	$2,656,126
Net premiums earned	$1,160,090	$1,208,188	$—	$2,368,278
Net claims and claim expenses incurred	541,217	793,533	178	1,334,928
Acquisition expenses	222,971	330,829	(186)	553,614
Operational expenses	99,546	58,603	13	158,162
Underwriting income	$296,356	$25,223	$(5)	321,574
Net investment income			311,138	311,138
Net foreign exchange losses			(1,812)	(1,812)
Equity in earnings of other ventures			17,350	17,350
Other income			5,109	5,109
Net realized and unrealized gains on investments			396,586	396,586
Corporate expenses			(76,480)	(76,480)
Interest expense			(42,868)	(42,868)
Income before taxes and redeemable noncontrolling interests				930,597
Income tax expense			(20,670)	(20,670)
Net income attributable to redeemable noncontrolling interests			(204,091)	(204,091)
Dividends on preference shares			(27,567)	(27,567)
Net income attributable to RenaissanceRe common shareholders				$678,269

Net claims and claim expenses incurred – current accident year	$536,197	$813,251	$—	$1,349,448
Net claims and claim expenses incurred – prior accident years	5,020	(19,718)	178	(14,520)
Net claims and claim expenses incurred – total	$541,217	$793,533	$178	$1,334,928

Net claims and claim expense ratio – current accident year	46.2%	67.3%		57.0%
Net claims and claim expense ratio – prior accident years	0.5%	(1.6)%		(0.6)%
Net claims and claim expense ratio – calendar year	46.7%	65.7%		56.4%
Underwriting expense ratio	27.8%	32.2%		30.0%
Combined ratio	74.5%	97.9%		86.4%

	Nine months ended September 30, 2018
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,561,008	$1,201,664	$—	$2,762,672
Net premiums written	$884,541	$836,267	$—	$1,720,808
Net premiums earned	$722,246	$679,271	$(1)	$1,401,516
Net claims and claim expenses incurred	222,195	420,273	(88)	642,380
Acquisition expenses	127,095	185,429	—	312,524
Operational expenses	75,933	43,121	354	119,408
Underwriting income (loss)	$297,023	$30,448	$(267)	327,204
Net investment income			208,528	208,528
Net foreign exchange losses			(11,496)	(11,496)
Equity in earnings of other ventures			14,331	14,331
Other income			480	480
Net realized and unrealized losses on investments			(86,415)	(86,415)
Corporate expenses			(21,875)	(21,875)
Interest expense			(35,304)	(35,304)
Income before taxes and redeemable noncontrolling interests				395,453
Income tax expense			(2,550)	(2,550)
Net income attributable to redeemable noncontrolling interests			(90,822)	(90,822)
Dividends on preference shares			(20,899)	(20,899)
Net income available to RenaissanceRe common shareholders				$281,182

Net claims and claim expenses incurred – current accident year	$395,067	$444,293	$—	$839,360
Net claims and claim expenses incurred – prior accident years	(172,872)	(24,020)	(88)	(196,980)
Net claims and claim expenses incurred – total	$222,195	$420,273	$(88)	$642,380

Net claims and claim expense ratio – current accident year	54.7%	65.4%		59.9%
Net claims and claim expense ratio – prior accident years	(23.9)%	(3.5)%		(14.1)%
Net claims and claim expense ratio – calendar year	30.8%	61.9%		45.8%
Underwriting expense ratio	28.1%	33.6%		30.9%
Combined ratio	58.9%	95.5%		76.7%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Property Segment
Catastrophe	$102,779	$212,330	$1,550,648	$1,240,387
Other property	211,621	89,083	635,336	320,621
Property segment gross premiums written	$314,400	$301,413	$2,185,984	$1,561,008

Casualty and Specialty Segment
General casualty (1)	$191,447	$97,026	610,563	377,300
Professional liability (2)	151,754	111,536	460,912	366,460
Financial lines (3)	111,459	69,253	330,017	250,735
Other (4)	92,008	46,449	314,795	207,169
Casualty and Specialty segment gross premiums written	$546,668	$324,264	$1,716,287	$1,201,664

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Fixed maturity investments	$82,977	$55,725	$232,566	$151,784
Short term investments	15,061	9,403	44,712	22,340
Equity investments trading	1,326	903	3,269	3,091
Other investments
Private equity investments	(4,597)	8,723	8,166	12,149
Other	22,538	8,665	30,413	27,346
Cash and cash equivalents	1,978	1,104	5,801	2,708
	119,283	84,523	324,927	219,418
Investment expenses	(5,439)	(3,827)	(13,789)	(10,890)
Net investment income	113,844	80,696	311,138	208,528

Gross realized gains	34,710	5,229	87,595	14,945
Gross realized losses	(4,609)	(15,327)	(34,769)	(67,699)
Net realized gains (losses) on fixed maturity investments	30,101	(10,098)	52,826	(52,754)
Net unrealized gains (losses) on fixed maturity investments trading	17,226	(8,730)	243,139	(73,522)
Net realized and unrealized gains (losses) on investments-related derivatives	11,134	2,563	62,103	(763)
Net realized (losses) gains on equity investments trading	(72)	21,259	30,666	21,841
Net unrealized (losses) gains on equity investments trading	(26,451)	8,636	7,852	18,783
Net realized and unrealized gains (losses) on investments	31,938	13,630	396,586	(86,415)
Total investment result	$145,782	$94,326	$707,724	$122,113

Total investment return - annualized	3.6%	3.3%	6.0%	1.5%

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments attributable to RenaissanceRe common shareholders, transaction and integration expenses associated with the acquisition of the TMR Group Entities and the income tax expense or benefit associated with these exclusions to “net income available to RenaissanceRe common shareholders". The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the Company’s fixed maturity investment portfolio, equity investments trading and investments-related derivatives; certain transaction and integration expenses associated with the acquisition of the TMR Group Entities; and the associated income tax expense or benefit of these adjustments. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except per share amounts and percentages)	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income available to RenaissanceRe common shareholders	$36,698	$32,681	$678,269	$281,182
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(30,683)	(16,371)	(361,265)	65,218
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	4,022	—	44,025	—
Adjustment for income tax expense (benefit) (2)	2,929	1,536	18,869	(2,170)
Operating income available to RenaissanceRe common shareholders	$12,966	$17,846	$379,898	$344,230

Net income available to RenaissanceRe common shareholders per common share - diluted	$0.83	$0.82	$15.57	$7.02
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(0.70)	(0.41)	(8.39)	1.65
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	0.09	—	1.02	—
Adjustment for income tax expense (benefit) (2)	0.07	0.04	0.44	(0.05)
Operating income available to RenaissanceRe common shareholders per common share - diluted	$0.29	$0.45	$8.64	$8.62

Return on average common equity - annualized	2.8%	3.1%	18.2%	9.1%
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders (1)	(2.3)%	(1.5)%	(9.7)%	2.1%
Adjustment for transaction and integration expenses associated with the acquisition of the TMR Group Entities	0.3%	—%	1.2%	—%
Adjustment for income tax expense (benefit) (2)	0.2%	0.1%	0.5%	(0.1)%
Operating return on average common equity - annualized	1.0%	1.7%	10.2%	11.1%

(1)
Adjustment for net realized and unrealized (gains) losses on investments attributable to RenaissanceRe common shareholders represents: net realized and unrealized gains (losses) on investments as set forth in the Company's consolidated statement of operations less net realized and unrealized gains (losses) attributable to redeemable noncontrolling interests, which is included in net income attributable to redeemable noncontrolling interests in the Company's consolidated statement of operations. Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

(2)
Adjustment for income tax expense (benefit) represents the income tax expense (benefit) associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.

The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Book value per common share	$120.07	$119.17	$111.05	$104.13	$105.21
Adjustment for goodwill and other intangibles (1)	(6.55)	(6.60)	(6.66)	(6.28)	(6.63)
Tangible book value per common share	113.52	112.57	104.39	97.85	98.58
Adjustment for accumulated dividends	20.34	20.00	19.66	19.32	18.99
Tangible book value per common share plus accumulated dividends	$133.86	$132.57	$124.05	$117.17	$117.57

Quarterly change in book value per common share	0.8%	7.3%	6.6%	(1.0)%	0.6%
Quarterly change in tangible book value per common share plus change in accumulated dividends	1.1%	8.2%	7.0%	(0.4)%	1.1%
Year to date change in book value per common share	15.3%	14.4%	6.6%	4.4%	5.5%
Year to date change in tangible book value per common share plus change in accumulated dividends	17.1%	15.7%	7.0%	6.4%	6.8%

(1)
At September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, goodwill and other intangibles included $25.6 million, $26.3 million, $27.0 million, $27.7 million and $28.4 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.